UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2018 Bonuses for Chief Executive Officer and Chief Financial Officer

On January 22, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Everspin Technologies, Inc. approved the bonuses for 2018 performance for Everspin’s President and Chief Executive Officer, and Chief Financial Officer, as follows:

Executive Officer	Title	2018 Bonus
Kevin Conley	President and Chief Executive Officer	$189,800
Jeffrey Winzeler	Chief Financial Officer	$78,957

Approval of 2019 Executive Officer Bonus Plan

On January 22, 2019, the Committee also approved the Everspin Technologies, Inc. 2019 Executive Bonus Goals against which executive officers’ target bonuses will be assessed for determining executive officers’ actual bonuses for 2019 performance. The bonus goals comprise seven different categories, three of which are financial goals and four of which are technology development goals. Actual 2019 bonus for each executive officer is expected to be determined based upon percentage achievement of the established bonus goals multiplied by the executive officer’s target bonus. Mr. Conley’s target bonus is 65% of base annual salary, and Mr. Winzeler’s target bonus is 40% of base annual salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: January 25, 2019

	By:	/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer